DESERT HARBOR - ARIZONA

LA HACIENDA - TEXAS

PALM CREEK - ARIZONA

COUNTRYSIDE VILLAGE OF GWINNETT
GEORGIA

Press Release

FIRST QUARTER 2016

SUN COMMUNITIES, INC.

NEWS RELEASE
April 26, 2016

Sun Communities, Inc. Reports 2016 First Quarter Results

Southfield, Michigan, April 26, 2016 - Sun Communities, Inc. (NYSE: SUI) (the "Company"), a real estate investment trust ("REIT") that owns and operates manufactured housing ("MH") and recreational vehicle ("RV") communities, today reported its first quarter results.

Highlights: Three Months Ended March 31, 2016

•	Funds from operations ("FFO")(1) excluding certain items was $0.90 per diluted share and OP unit ("Share") for the three months ended March 31, 2016.

•	Home sales increased by 40.9 percent as compared to the first quarter of 2015.

•	Revenue producing sites increased by 592 sites for the quarter bringing total portfolio occupancy to 95.5 percent.

•	Same community Net Operating Income ("NOI")(2) increased by 6.4 percent as compared to the three months ended March 31, 2015.

•	Completed the purchase of two communities for $37.8 million.

•	Announced the agreement to purchase Carefree Communities, Inc. ("Carefree") for $1.68 billion.

•	Raised net proceeds of $385.3 million through the sale of 6,037,500 shares of common stock.

"Our performance during the first quarter continues to demonstrate the strength of the Sun Communities portfolio and the attractive fundamentals of our business," said Gary A. Shiffman, Chairman and CEO. "We delivered yet another quarter of impressive NOI growth as we grew occupancy, converted RV transient sites to annual leases, and continued to fill expansion sites. This consistently strong performance is proving out our strategy of owning well located high quality communities while providing superior amenities and customer service. I am also particularly excited to further accelerate this growth with the integration of Carefree in the second half of the year. This highly complementary, best-in-class portfolio further enhances our geographic diversity, deepens our presence in key coastal markets, and extends the contribution from age-restricted communities."

Sun Communities, Inc. 1st Quarter 2016                                 Page 2

FINANCIAL HIGHLIGHTS
(amounts in thousands)

	Three Months Ended March 31,
	2016	2015	Change	% Change
FFO per Share excluding certain items - fully diluted(1)	$0.90	$0.90	$—	—%
EBITDA (3)	$90,220	$83,245	$6,975	8.4%
Diluted Earnings Per Share	$0.14	$0.13	$0.01	7.7%

OPERATING HIGHLIGHTS

Community Occupancy

Total portfolio occupancy increased to 95.5 percent at March 31, 2016 from 92.9 percent at March 31, 2015 from a combination of occupancy gains and the disposition of properties with higher vacancy. During the first quarter of 2016, revenue producing sites increased by 592 sites, as compared to 499 revenue producing sites gained in the first quarter of 2015.

Same Community Results

For the 219 communities owned throughout 2016 and 2015, first quarter 2016 total revenues increased 6.6 percent and total expenses increased 7.2 percent, resulting in an increase in NOI(2) of 6.4 percent over the first quarter of 2015.

Rent increases in the same community portfolio were 3.4 percent. Same community occupancy increased by 2.5 percent to 96.1 percent at March 31, 2016 as compared to the same period last year.

Home Sales

Total home sales were 765 for the first quarter as compared to 543 homes sold during the first quarter of 2015, a 40.9 percent increase, driven by the sale of an additional 222 pre-owned homes.

Rental homes sales, which are included in total home sales, were 294 and 181 for the quarter ended March 31, 2016 and 2015, respectively, a 62.4 percent increase. The percentage of portfolio occupancy represented by home renters is 13.6 percent, compared to 14.0 percent for the quarter ended March 31, 2015.

Acquisitions (4)

The Company acquired one MH and one RV community during the quarter comprised of 740 sites, for total consideration of $37.8 million. The communities are located in Texas and Michigan and were funded from the 1031 exchange completed in November of 2015 leaving $87.1 million in escrow.

The Company has entered into an agreement to acquire the high quality, 103 community manufactured housing and recreational vehicle Carefree portfolio for $1.68 billion, which is comprised of over 27,000 total

Sun Communities, Inc. 1st Quarter 2016                                 Page 3

sites. This portfolio is located in prime coastal markets and 51 percent of the sites are age restricted. The acquisition is expected to close in or before July 2016.

The consummation of the acquisition is subject to customary closing conditions. As a result, there can be no assurances as to the actual closing or the timing of the closing.

BALANCE SHEET AND CAPITAL MARKETS ACTIVITY

As of March 31, 2016, the Company had approximately $2.3 billion of debt outstanding. The weighted average interest rate was 4.98 percent and the weighted average maturity was 8.2 years. The Company had $410.4 million of unrestricted cash on hand and $392.0 million available on its credit facility. Additionally, the Company had $87.1 million of restricted cash on the balance sheet as a result of the assets sold in November 2015. At period-end the Company’s net debt to trailing twelve month EBITDA(3) ratio was 5.5 times.

Debt Transactions

In anticipation of the Carefree acquisition, the Company entered into rate lock agreements to replace $850.0 million of the $1.0 billion Carefree floating and short term debt with fixed rate debt carrying a weighted average maturity of 10.3 years.

Capital Transaction

In March 2016, the Company raised net proceeds of approximately $385.3 million through an offering of 6,037,500 shares of common stock at a price of $66.50 per share.

The Company intends to use the net proceeds of the offering to fund a portion of the purchase price for the Carefree acquisition. The consummation of the acquisition is subject to customary closing conditions. If for any reason the acquisition is not consummated, the Company intends to use the net proceeds of the offering to repay borrowings outstanding under the Company's revolving line of credit, to fund possible future acquisitions of properties and for working capital and general corporate purposes.

GUIDANCE 2016

The Company anticipates the second quarter 2016 FFO to be in the range of $0.79 to $0.81 per Share. The second quarter guidance incorporates the capital markets activity that has occurred to date. The Company expects a quarterly impact from the equity offering of approximately $.08 per Share until the capital is deployed. Guidance does not include transactions that have not yet closed or prospective acquisitions or capital markets activity. The Company intends to provide updated 2016 guidance after the Carefree transaction closes.

The estimates and assumptions presented above represent a range of possible outcomes and may differ materially from actual results. The estimates and assumptions are forward looking based on the Company's current assessment of economic and market conditions, as well as other risks outlined below under the caption "Forward-Looking Statements."

Sun Communities, Inc. 1st Quarter 2016                                 Page 4

EARNINGS CONFERENCE CALL

A conference call to discuss first quarter operating results will be held on Tuesday, April 26, 2016 at 11:00 A.M. (ET). To participate, call toll-free 877-407-4018. Callers outside the U.S. or Canada can access the call at 201-689-8471. A replay will be available following the call through May 3, 2016 and can be accessed toll-free by calling 877-870-5176 or by calling 858-384-5517. The Conference ID number for the call and the replay is 13634168. The conference call will be available live on Sun Communities' website www.suncommunities.com. Replay will also be available on the website.

Sun Communities, Inc. is a REIT that currently owns and operates a portfolio of 233 communities comprising approximately 89,400 developed sites.

For more information about Sun Communities, Inc., please visit the website at www.suncommunities.com.

CONTACT

Please address all inquiries to our investor relations department at our website www.suncommunities.com, by phone (248) 208-2500, by email investorrelations@suncommunities.com or by mail Sun Communities, Inc. Investor Relations, 27777 Franklin Road, Ste. 200, Southfield, MI 48034.

Sun Communities, Inc. 1st Quarter 2016                                 Page 5

Forward-Looking Statements

This press release contains various "forward-looking statements" within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. Forward-looking statements can be identified by words such as "will," "may," "could," "expect," "anticipate," "believes," "intends," "should," "plans," "estimates," "approximate," "guidance," and similar expressions in this press release that predict or indicate future events and trends and that do not report historical matters.

These forward-looking statements reflect the Company’s current views with respect to future events and financial performance, but involve known and unknown risks, uncertainties, and other factors, some of which are beyond the Company's control. These risks, uncertainties, and other factors may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include national, regional and local economic climates, the ability to maintain rental rates and occupancy levels, competitive market forces, the performance of recent acquisitions, the ability to integrate future acquisitions smoothly and efficiently, changes in market rates of interest, the ability of manufactured home buyers to obtain financing, the level of repossessions by manufactured home lenders and those risks and uncertainties referenced under the headings entitled "Risk Factors" contained in the Company's 2015 Annual Report on Form 10-K, the Company's Quarterly Report on Form 10-Q for the Quarter ended March 31, 2016, and the Company’s other periodic filings with the Securities and Exchange Commission.

The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward-looking statements made herein to reflect changes in the Company’s assumptions, expectations of future events, or trends.

Sun Communities, Inc. 1st Quarter 2016                                 Page 6

(1)
Funds from operations attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities ("FFO") is defined by the National Association of Real Estate Investment Trusts ("NAREIT") as net income (loss) (computed in accordance with generally accepted accounting principles "GAAP"), excluding gains (or losses) from sales of depreciable operating property, plus real estate-related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure that management believes is a useful supplemental measure of the Company's operating performance. Management generally considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not readily apparent from net loss. Management believes that the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. FFO is computed in accordance with the Company's interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company.

Because FFO excludes significant economic components of net income (loss) including depreciation and amortization, FFO should be used as an adjunct to net income (loss) and not as an alternative to net income (loss). The principal limitation of FFO is that it does not represent cash flow from operations as defined by GAAP and is a supplemental measure of performance that does not replace net income (loss) as a measure of performance or net cash provided by operating activities as a measure of liquidity. In addition, FFO is not intended as a measure of a REIT's ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO only provides investors with an additional performance measure.

(2)
Investors in and analysts following the real estate industry utilize NOI as a supplemental performance measure. NOI is derived from revenues minus property operating expenses and real estate taxes. NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of the Company's financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity; nor is it indicative of funds available for the Company's cash needs, including its ability to make cash distributions. The Company believes that net income (loss) is the most directly comparable GAAP measurement to NOI. Net income (loss) includes interest and depreciation and amortization which often have no effect on the market value of a property and therefore limit its use as a performance measure. In addition, such expenses are often incurred at a parent company level and therefore are not necessarily linked to the performance of a real estate asset. The Company believes that NOI is helpful to investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. The Company uses NOI as a key management tool when evaluating performance and growth of particular properties and/or groups of properties. The principal limitation of NOI is that it excludes depreciation, amortization, interest expense, and non-property specific expenses such as general and administrative expenses, all of which are significant costs, and therefore, NOI is a measure of the operating performance of the properties of the Company rather than of the Company overall.

(3)	EBITDA is defined as NOI plus other income, plus (minus) equity earnings (loss) from affiliates, minus general and administrative expenses. EBITDA includes EBITDA from discontinued operations.

(4)	The consideration amounts presented with respect to acquired communities represent the economic transaction and do not contemplate the fair value purchase accounting required by GAAP.

Sun Communities, Inc. 1st Quarter 2016                                 Page 7

Consolidated Balance Sheets
(in thousands, except per share amounts)

	March 31, 2016	December 31, 2015
ASSETS
Land	$456,380	$451,340
Land improvements and buildings	3,586,969	3,535,909
Rental homes and improvements	469,217	460,480
Furniture, fixtures and equipment	104,855	102,746
Land held for future development	23,047	23,047
Investment property	4,640,468	4,573,522
Accumulated depreciation	(889,941)	(852,407)
Investment property, net (including $91,246 and $92,009 for consolidated variable interest entities at March 31, 2016 and December 31, 2015)	3,750,527	3,721,115
Cash and cash equivalents	410,408	45,086
Inventory of manufactured homes	16,636	14,828
Notes and other receivables, net	54,124	47,972
Collateralized receivables, net	142,944	139,768
Other assets, net	188,247	213,030
TOTAL ASSETS	$4,562,886	$4,181,799
LIABILITIES
Mortgage loans payable (including $63,450 and $64,082 for consolidated variable interest entities at March 31, 2016 and December 31, 2015)	$2,114,818	$2,125,267
Secured borrowings on collateralized receivables	143,664	140,440
Preferred OP units - mandatorily redeemable	45,903	45,903
Lines of credit	58,065	24,687
Distributions payable	45,351	41,265
Other liabilities (including $4,213 and $4,091 for consolidated variable interest entities at March 31, 2016 and December 31, 2015)	184,102	184,859
TOTAL LIABILITIES	$2,591,903	$2,562,421
Commitments and contingencies
Series A-4 preferred stock, $0.01 par value. Issued and outstanding: 2,067 shares at March 31, 2016 and December 31, 2015	$61,732	$61,732
Series A-4 preferred OP units	$20,762	$21,065
STOCKHOLDERS’ EQUITY
Series A preferred stock, $0.01 par value. Issued and outstanding: 3,400 shares at March 31, 2016 and December 31, 2015	$34	$34
Common stock, $0.01 par value. Authorized: 180,000 shares; Issued and outstanding: 64,578 shares at March 31, 2016 and 58,395 shares at December 31, 2015	646	584
Additional paid-in capital	2,706,657	2,319,314
Distributions in excess of accumulated earnings	(896,896)	(864,122)
Total Sun Communities, Inc. stockholders' equity	1,810,441	1,455,810
Noncontrolling interests:
Common and preferred OP units	80,018	82,538
Consolidated variable interest entities	(1,970)	(1,767)
Total noncontrolling interest	78,048	80,771
TOTAL STOCKHOLDERS’ EQUITY	1,888,489	1,536,581
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,562,886	$4,181,799

Sun Communities, Inc. 1st Quarter 2016                                 Page 8

Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2016	2015
REVENUES
Income from real property	$129,235	$119,525
Revenue from home sales	24,737	16,834
Rental home revenue	11,708	11,129
Ancillary revenues	4,613	3,191
Interest	3,945	3,984
Brokerage commissions and other income, net	406	537
Total revenues	174,644	155,200
COSTS AND EXPENSES
Property operating and maintenance	31,201	29,214
Real estate taxes	9,585	8,715
Cost of home sales	18,184	12,557
Rental home operating and maintenance	5,876	5,605
Ancillary expenses	3,508	2,546
Home selling expenses	2,278	1,690
General and administrative	13,792	11,628
Transaction costs	2,721	9,449
Depreciation and amortization	48,412	44,001
Interest	26,294	25,389
Interest on mandatorily redeemable preferred OP units	787	852
Total expenses	162,638	151,646
Income before other gains	12,006	3,554
Gain on disposition of properties, net	—	8,769
Provision for income taxes	(228)	(75)
Net income	11,778	12,248
Less: Preferred return to preferred OP units	1,273	1,029
Less: Amounts attributable to noncontrolling interests	276	264
Net income attributable to Sun Communities, Inc.	10,229	10,955
Less: Preferred stock distributions	2,354	4,086
Net income attributable to Sun Communities, Inc. common stockholders	$7,875	$6,869
Weighted average common shares outstanding:
Basic	57,736	52,498
Diluted	58,126	52,892
Earnings per share:
Basic	$0.14	$0.13
Diluted	$0.14	$0.13

Sun Communities, Inc. 1st Quarter 2016                                 Page 9

Reconciliation of Net Income to FFO(1)
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2016	2015
Net income attributable to Sun Communities, Inc. common stockholders	$7,875	$6,869
Adjustments:
Preferred return to preferred OP units	625	45
Amounts attributable to noncontrolling interests	349	78
Depreciation and amortization	48,077	44,264
Gain on disposition of properties, net	—	(8,769)
Gain on disposition of assets, net	(3,656)	(1,702)
Funds from operations (FFO) attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1)(6)	53,270	40,785
Adjustments:
Transaction costs	2,721	9,449
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities excluding certain items (1)(6)	$55,991	$50,234

Weighted average common shares outstanding - basic:	57,736	52,498
Add:
Common stock issuable upon conversion of stock options	13	16
Restricted stock	377	378
Common OP units	2,863	2,560
Common stock issuable upon conversion of Series A-1 preferred OP units	945	—
Common stock issuable upon conversion of Series A-3 preferred OP units	75	75
Weighted average common shares outstanding - fully diluted	62,009	55,527

FFO(1) attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities per Share - fully diluted	$0.86	$0.73
FFO (1) attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities per Share excluding certain items - fully diluted	$0.90	$0.90

(6) The effect of certain anti-dilutive convertible securities is excluded from these items.

Sun Communities, Inc. 1st Quarter 2016                                 Page 10

Statement of Operations – Same Community
(in thousands except for Other Information)

	Three Months Ended March 31,
	2016	2015	Change	% Change
REVENUES:
Income from real property	$114,545	$107,447	$7,098	6.6%

PROPERTY OPERATING EXPENSES:
Payroll and benefits	8,877	8,157	720	8.8%
Legal, taxes & insurance	1,685	1,625	60	3.7%
Utilities	6,396	6,239	157	2.5%
Supplies and repair	2,731	2,560	171	6.7%
Other	2,890	2,621	269	10.3%
Real estate taxes	8,993	8,263	730	8.8%
Property operating expenses	31,572	29,465	2,107	7.2%
NET OPERATING INCOME ("NOI")(2)	$82,973	$77,982	$4,991	6.4%

	As of March 31,
OTHER INFORMATION	2016	2015		Change	% Change
Number of properties	219	219

Overall occupancy (7) (8)	96.1%	93.6%	(10)	2.5%

Sites available for development	5,906	6,574		(668)	(10.2)%

Monthly base rent per site - MH	$488	$472		$16	3.4%
Monthly base rent per site - RV (9)	$430	$416		$14	3.4%
Monthly base rent per site - Total (9)	$481	$465		$16	3.4%

(7) Includes manufactured housing and annual/seasonal recreational vehicle sites and excludes transient recreational vehicle sites.
(8) Occupancy % excludes recently completed but vacant expansion sites.
(9) Monthly base rent per site pertains to annual/seasonal RV sites and excludes transient RV sites.
(10) Occupancy reflects current year gains from expansion sites and the conversion of transient RV guests to annual/seasonal RV contracts as vacant in 2015.

Sun Communities, Inc. 1st Quarter 2016                                 Page 11

Rental Program Summary
(amounts in thousands except for *)

	Three Months Ended March 31,
	2016	2015	Change	% Change
REVENUES:
Rental home revenue	$11,708	$11,129	$579	5.2%
Site rent included in Income from real property	15,218	15,127	91	0.6%
Rental Program revenue	26,926	26,256	670	2.6%

EXPENSES:
Commissions	775	834	(59)	(7.1)%
Repairs and refurbishment	2,666	2,416	250	10.3%
Taxes and insurance	1,565	1,476	89	6.0%
Marketing and other	870	879	(9)	(1.0)%
Rental Program operating and maintenance	5,876	5,605	271	4.8%

NET OPERATING INCOME ("NOI") (2)	$21,050	$20,651	$399	1.9%

Occupied rental home information as of March 31, 2016 and 2015:
Number of occupied rentals, end of period*	10,815	11,157	(342)	(3.1)%
Investment in occupied rental homes, end of period	$447,378	$431,421	$15,957	3.7%
Number of sold rental homes*	294	181	113	62.4%
Weighted average monthly rental rate, end of period*	$865	$834	$31	3.7%

Sun Communities, Inc. 1st Quarter 2016                                 Page 12

Homes Sales Summary
(amounts in thousands except for *)

	Three Months Ended March 31,
	2016	2015	Change	% Change
New home sales	$5,469	$5,246	$223	4.3%
Pre-owned home sales	19,268	11,588	7,680	66.3%
Revenue from home sales	24,737	16,834	7,903	46.9%

New home cost of sales	4,844	4,191	653	15.6%
Pre-owned home cost of sales	13,340	8,366	4,974	59.5%
Cost of home sales	18,184	12,557	5,627	44.8%

NOI / Gross Profit (2)	$6,553	$4,277	$2,276	53.2%

Gross profit – new homes	$625	$1,055	$(430)	(40.8)%
Gross margin % – new homes	11.4%	20.1%	(8.7)%
Average selling price - new homes*	$82,864	$79,484	$3,380	4.3%

Gross profit – pre-owned homes	$5,928	$3,222	$2,706	84.0%
Gross margin % – pre-owned homes	30.8%	27.8%	3.0%
Average selling price - pre-owned homes*	$27,565	$24,294	$3,271	13.5%

Home sales volume:
New home sales*	66	66	—	—%
Pre-owned home sales*	699	477	222	46.5%
Total homes sold*	765	543	222	40.9%

Sun Communities, Inc. 1st Quarter 2016                                 Page 13

Acquisition Summary - Properties Acquired in 2015 and 2016
(amounts in thousands except for statistical data)

Three Months Ended March 31, 2016
REVENUES:
Income from real property (excluding transient revenue)	$6,950
Transient revenue	1,364
Revenue from home sales	1,842
Rental home revenue	49
Ancillary revenues	525
Total revenues	10,730
COSTS AND EXPENSES:
Property operating and maintenance	2,218
Real estate taxes	589
Cost of home sales	1,439
Rental home operating and maintenance	22
Ancillary expense	473
Total expenses	4,741

NET OPERATING INCOME ("NOI") (2)	$5,989

As of March 31, 2016
Other information:
Number of properties	14
Developed sites	6,075
Occupied sites (11)	4,033
Occupancy % (11)	92.9%
Monthly base rent per site - MH	$512
Monthly base rent per site - RV (9)	$497
Monthly base rent per site - Total (9)	$512

Home sales volume:
New homes	10
Pre-owned homes	31

Occupied rental home information:
Number of occupied rentals, end of period	65
Investment in occupied rental homes (in thousands)	$2,765
Weighted average monthly rental rate	$835

(9) Monthly base rent per site pertains to annual/seasonal recreational vehicle sites and excludes transient recreational vehicle sites.
(11) Includes manufactured housing and annual/seasonal recreational vehicle sites, and excludes transient recreational vehicle sites, which are included in total developed sites.

Sun Communities, Inc. 1st Quarter 2016                                 Page 14